CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   AMNEX, INC.

                Under Section 805 of the Business Corporation Law


         Pursuant to the  provisions of Section 805 of the Business  Corporation
Law,  the   undersigned,   being  the  Chairman  of  the  Board  and  Secretary,
respectively, of AMNEX, INC. (the "Company"), DO HEREBY CERTIFY AND SET FORTH:

         1. The name of the Company is AMNEX, Inc. The Company was formed under the name NY-Tel Communications, Inc.

         2. The Certificate of Incorporation of the Company was filed by the Department of State on March 15, 1985.

         3. The Certificate of Incorporation of the Company is hereby amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of a series of shares of Preferred Stock, $.001 par value, as fixed by the Board of Directors.

         4. The foregoing amendment to the Certificate of Incorporation is effected by adding the following Section (i) to Article (4) thereof:

         "(i) Series G Preferred Shares. A series of Preferred Stock is hereby created, to be limited in amount to 145,000 of the 5,000,000 authorized shares of Preferred Stock. The designation, relative rights, powers, preferences, qualifications and limitations are as follows:


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                  Section 1.  Designation,  Amount and Par Value.  The series of
Preferred Stock shall be designated as the Series G Convertible Preferred Stock (the "Series G Preferred Stock"), and the number of shares so designated shall be 145,000, of which 20,000 is reserved for issuance solely for payment of stock dividends, if any, hereunder. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $20 per share (the "Stated Value"). The Series G Preferred Stock shall rank, with respect to dividends and distributions upon a Liquidation (as hereinafter defined) or otherwise, pari passu with each other series of preferred stock of the Company outstanding as of the Original Issue Date, including without limitation the Company's Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and shall rank pari passu with respect to dividends and distributions upon a Liquidation or otherwise with each other series of preferred stock of the Company hereafter created unless the terms of such other series of preferred stock expressly states that such series ranks junior to the Series G Preferred Stock. All such other series of preferred stock ranking pari passu with the Series G Preferred Stock is referred to as the "Other Preferred Stock."

                  Section 2.  Dividends.

                  (a) Holders of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable, in cash or (at the Company's option) shares of Common Stock or additional Series G Preferred Stock, which the Company shall immediately convert into shares of Common Stock at the Conversion Ratio (as hereinafter defined), in arrears on the Conversion Date (as hereinafter defined) without interest. Dividends on the Series G Preferred Stock shall accrue daily

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commencing the Original Issue Date (as defined in Section 7) and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series G Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series G Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued to the Series G Preferred Stock, such payment shall be distributed ratably among the holders of such series based upon the number of shares held by each holder.
                  (b) So long as any Series G Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities unless all dividends on the Series G Preferred Stock for all past dividend periods shall have been paid.

                  Section 3. Voting Rights. The holders of Series G Preferred Stock shall be entitled vote on all matters for which holders of the Company's Common Stock are entitled to vote, and shall vote together with such Common
Stock as a single class. Each share of Series G Preferred Stock shall be entitled to the number of votes on such matters as equals the number of shares of

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Common Stock issuable upon  conversion of such share of Series G Preferred Stock had such share been converted on the Original Issue Date in accordance with the terms hereof. So long as any shares of Series G Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series G Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock (except that the foregoing shall not be construed to limit the ability of the Company, without the vote of such holders, to grant such voting rights or, subject to the other provisions set forth herein, conversion rights, as it may determine with regard to shares of its capital stock now or hereafter authorized) or (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined below) senior to, or prior to the Series G Preferred Stock.

                  Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series G Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series G Preferred Stock an amount equal to the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed among the holders of Series G Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a

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Liquidation;  provided  that, a  consolidation  or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series G Preferred Stock.

                  Section 5.  Conversion.

                  (a) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the holder in whole or in part at any time after the expiration of the earlier to occur of (i) 90 days after the Original Issue Date and (ii) the date that the Securities and Exchange Commission (the "Commission") declares effective under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement (the "Registration Statement") contemplated by the Registration Rights Agreement (the "Registration Rights Agreement"), by and between the Company and the original holder of Series G Preferred Stock relating to the Series G Preferred Stock and the shares of Common Stock into which the Series G Preferred Stock is convertible in accordance with the terms hereof. Any conversion under this
Section 5(a) shall be of a minimum amount of at least 1,000 shares of Series G Preferred Stock. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series G Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 5(j). Each Holder Conversion Notice shall specify the number of shares of Series G Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Notice by facsimile (the "Holder Conversion Date"). Subject to
Section 5(c) and, as to the original holder (or its sole  designee),  subject to
Section 3.11 of the Purchase

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Agreement (as defined in Section 7), each Holder Conversion Notice,  once given, shall be irrevocable. If the holder is converting less than all shares of Series G Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

                  (b) Provided that 10 Trading Days shall have elapsed from the date the Commission declared the Registration Statement effective under the Securities Act, each share of the Series G Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the Company in whole or in part at any time on or after the expiration of one year after the Original Issue Date; provided, however, that the Company is not permitted to deliver a Company Conversion Notice (as defined below) within 10 days of issuing any press release or other public statement relating to such conversion. The Company shall effect such conversion by delivering to the holders of such shares of Series G Preferred Stock to be converted a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), which Company Conversion Notice, once given, shall be irrevocable. Each Company Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date will be at least one Trading Day after the date the Company delivers such Notice by facsimile to the holder (the "Company Conversion Date"). The Company shall give such Company Conversion Notice in accordance with Section 5(j) below at least one Trading Day before the Company Conversion Date. Any such conversion shall be effected on a pro rata basis among the holders of Series G Preferred Stock. Upon the conversion of shares of Series G Preferred Stock pursuant to a Company Conversion Notice, the holders of the Series G Preferred Stock shall

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surrender the certificates representing such shares at the office of the Company or of any transfer agent for the Series G Preferred Stock or Common Stock. If the Company is converting less than all shares of the Series G Preferred Stock, the Company shall, upon conversion of such shares subject to such Company Conversion Notice and receipt of the certificate or certificates representing such shares of Series G Preferred Stock deliver to the holder or holders a certificate for such number of shares of Series G Preferred Stock as have not been converted. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

                  (c) (i) If on any  Conversion  Date for any shares of Series G
Preferred Stock applicable to any conversion under Section 5(a) or 5(b), the average Per Share Market Value of the Common Stock for the five (5) Trading Days immediately preceding the Conversion Date exceeds 150% of the Initial Conversion Price (as hereinafter defined), the number of shares issuable upon conversion of such shares of Series G Preferred Stock shall be reduced by a number of shares equal to 50% of (A) the amount by which such Per Share Market Value exceeds 150% of the Initial Conversion Price, divided by (B) such average Per Share Market Value, times (C) the number of shares which would otherwise be issuable upon such conversion, but for the reduction provided for in this Section 5(c)(i).

                      (ii) Not later than three Trading Days after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Purchase
Agreement), representing the number of shares of Common Stock being acquired upon the

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conversion  of  shares  of  Series  G  Preferred  Stock  and  (ii)  one or  more certificates representing the number of shares of Series G Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series G Preferred Stock until certificates evidencing such shares of Series G Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series G Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Holder Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(c), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                  (d) (i) The conversion price for each share of Series G Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issuance Date (the "Initial Conversion Price") and (b) 80% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided, however, that the percentage

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set forth in clause (b) above is subject to  reduction  in  accordance  with the
Registration Rights Agreement.

                      (ii) If the Company, at any time while any shares of Series G Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price designated in Section 5(d)(i)(a) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                      (iii) If the Company, at any time while any shares of Series G Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock (and not to the holders of the Series G Preferred Stock) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Initial Conversion Price designated in Section 5(d)(i)
(a) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number

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of additional  shares of Common Stock offered for subscription or purchase,  and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price designated in
Section 5(d)(i)(a) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price designated in Section 5(d)(i)(a) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                      (iv) If the Company, at any time while shares of Series G Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Series G Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above) then in each such case the Initial Conversion Price at which each share of Series G Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior

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to the record date fixed for  determination of stockholders  entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Series G Preferred Stock; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                      (vi) Whenever the Initial Conversion Price is adjusted pursuant to Section 5(d)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Series G Preferred Stock,

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a notice setting forth the Initial  Conversion  Price after such  adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series G Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series G Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Series G Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series G Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                      (viii)   If:

                               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                               (b)  the Company shall declare a special
                                    nonrecurring cash

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                                    dividend on or a redemption of its Common
                                    Stock; or

                               (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                               (d)  the approval of any stockholders of the
                                    Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                (e) the Company shall authorize the voluntary or
                                    involuntary dissolution, liquidation or
                                    winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series G Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date

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on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for
securities   or  other   property   deliverable   upon  such   reclassification,
consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                      (ix) In any case in which this Section shall require that an adjustment be made effective as of the record date for a specified event, the Company may elect to defer until occurrence of such event (A) issuing to the holder, if Series G Preferred Stock is to be converted after such record date, the Underlying Shares and other capital stock of the Company, if any, issuable upon such conversion over and above the Underlying Shares and other capital stock of the Company, if any, issuable upon such conversion thereof on the basis of the Conversion Price prior to adjustment and (B) paying to the holder any amount in cash in lieu of a fractional share pursuant to the terms hereof, provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional Underlying Shares, other capital stock and/or cash upon the occurrence of the event requiring such adjustment.

                  (e) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions

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hereof and which might materially and adversely affect the rights of the holders of Series G Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Series G Preferred Stock at least 20 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series G Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series G Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series G Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series G Preferred Stock as herein provided, free from preemptive rights or any other actual

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contingent  purchase  rights  of  persons  other  than the  holders  of Series G
Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Series G Preferred Stock, and in no circumstances shall such reserved and available shares of Common Stock be less than twice the number of shares of Common Stock which would be issuable upon conversion of the Series G Preferred Stock were such conversion effected on the Original Issue Date. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (g) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series G Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (h) The issuance of certificates for shares of Common Stock on conversion of Series G Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to

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



the satisfaction of the Company that such tax has been paid.

                  (i) Shares of Series G Preferred Stock converted into Common Stock or redeemed pursuant to the terms hereof shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (j) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Series G Preferred Stock at the facsimile telephone number and address of such holder appearing on the books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this
Section 5(j) prior to 6:00 p.m. (Eastern Standard Time) on any date, such date (or, in the case of a Company Conversion Notice, the next Trading Day) or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) after 6:00 p.m. (Eastern Standard Time) on any date, the next date (or, in the case of a Company Conversion Notice, the next Trading Day after such next day) or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.


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



                  Section 6.  Company Redemption Option.

                  The Company may, at its option, redeem any outstanding and unconverted Series G Preferred Stock on the third anniversary of the Original Issue Date (the "Optional Redemption Date"), provided that the Company notifies the holders thereof no later than the third business day prior to the Optional Redemption Date of its intention to do so.

                  If the Company elects to redeem such outstanding and unconverted shares of Series G Preferred Stock, the redemption price per share (the "Optional Redemption Price") shall equal the Conversion Price on the Optional Redemption Date and shall be paid by the Company to the holders of such unconverted Series G Preferred Stock on the Optional Redemption Date. If any portion of the Optional Redemption Price shall not be paid by the Company within 7 calendar days after the Optional Redemption Date, such Optional Redemption Price shall be increased by an amount accruing from the 7th day to the 21st day after the Optional Redemption Date at the rate of 5% per annum, from the 22nd day to the 60th day at 8% per annum and from the 61st day until paid at the rate of 12% per annum. However, if any portion of the Optional Redemption Price remains unpaid more than 7 calendar days after the Optional Redemption Date, then the holder may elect, by written notice to the Company given within 45 days after the Optional Redemption Date, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 for a conversion at the option of the holder hereof of all Series G Preferred Shares for which the Optional Redemption Price, plus interest, has not been paid in full (the "Unpaid Optional Redemption Shares"), in which event the Per Share Market Price for such shares shall be the lower of the Per Share Market Price calculated on the Optional Redemption Date and the Per Share Market Price as of the holder's written demand for conversion, or (ii) demand that the Company withdraw its election to force such

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



redemption. If the holder elects option (i) above, the Company shall within three business days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three business days from receipt of holder's notice of such election, return to the holder all of the Unpaid Optional Redemption Shares.

                  Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (which shall not include dividends paid upon conversion) and of which the denominator is the Conversion Price at such time.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company, except the Other Preferred Stock.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Series G Preferred Stock regardless of the number of transfers of any particular shares of Series G Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series G Preferred Stock.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on The NASDAQ SmallCap Market or other market or stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such market or exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on The NASDAQ SmallCap Market or any market or stock exchange, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the NASDAQ Stock Market at the close of business on such date, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), of (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the holder, or (e) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d)(iv) above) selected in good faith by the holders of a majority in interest of the shares of the Series G Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement between the Company and the original holder of the Series G Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on The NASDAQ SmallCap Market or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on The NASDAQ SmallCap Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASDAQ Stock Market, or (c) if the Common Stock is not quoted on the NASDAQ Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Series G Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of AMNEX, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:    ___________________________________________________
                            Date to Effect Conversion

                            ___________________________________________________
                            Number of shares of Series G Preferred Stock to be Converted

                            ___________________________________________________
                            Applicable Conversion Price

                            ___________________________________________________
                            Signature

                            ___________________________________________________
                            Name:

                            ___________________________________________________
                            Address:


         The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby to the extent that it determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, and the Company shall issue to the holder one or more certificates representing shares of Series G Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this limitation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of outstanding shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect in full the conversion requested in this notice.

                                    EXHIBIT B

                                   AMNEX, INC.

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of AMNEX, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert [ ] shares of its Series G Convertible Preferred Stock held by the Holder into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations:    ___________________________________________________
                            Date to Effect Conversion

                            ___________________________________________________
                            Number of Shares of Preferred Stock to be Converted

                            ___________________________________________________
                            Applicable Conversion Price

                            ___________________________________________________
                            Number of Shares of Common Stock Outstanding as at the Close of Trading on the Conversion Date


                            AMNEX, INC.


                            By:________________________________________________

                               Title:__________________________________________

         5. This Amendment has been adopted by the Board of Directors of the Corporation under the authority granted to it pursuant to Section 502 of the Business Corporation Law.

             IN WITNESS WHEREOF, the undersigned have signed this Certificate as of the 13th day of September, 1996 and affirm that the statements made herein are true under the penalties of perjury.



                                     /s/ Kenneth G. Baritz
                                     ---------------------
                                     Kenneth G. Baritz
                                     Chairman of the Board


                                     /s/ Amy S. Gross
                                     ----------------
                                     Amy S. Gross
                                     Secretary




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